As filed with the Securities and Exchange Commission on February 6, 2006

Registration No. 333-98943 and

Registration No. 333-30915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

GREATER BAY BANCORP

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

(650) 813-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda M. Iannone, Esq.

General Counsel

Greater Bay Bancorp

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

(650) 838-6109

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Quicksilver, Esq.

Manatt Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

(310) 312-4000

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Nos. 333-30915 and 333-98943) (collectively, the “Registration Statement”) of Greater Bay Bancorp is being filed pursuant to Rule 478(a)(4) of the Securities Act of 1933, as amended, to de-register all securities registered pursuant to the Registration Statement but unissued as of the filing date hereof. The Employee Stock Purchase Plan, which is the subject of the Registration Statement was terminated by Greater Bay Bancorp on September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Palo Alto, State of California, on February 6, 2006.

GREATER BAY BANCORP

By:	/s/ BYRON A. SCORDELIS
Byron A. Scordelis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BYRON A. SCORDELIS Byron A. Scordelis	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2006

/s/ JAMES S. WESTFALL James S. Westfall	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 6, 2006

/s/ KAMRAN HUSAIN Kamran Husain	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 6, 2006

/s/ FREDERICK J. DE GROSZ Frederick J. de Grosz	Director	February 6, 2006

/s/ JOHN M. GATTO John M. Gatto	Director	February 6, 2006

/s/ DAVID L. KALKBRENNER David L. Kalkbrenner	Director	February 6, 2006

/s/ ROBERT B. KAPLAN Robert B. Kaplan	Director	February 6, 2006

/s/ DANIEL G. LIBARLE Daniel G. Libarle	Director	February 6, 2006

Arthur K. Lund	Director	, 2006

/s/ GEORGE M. MARCUS George M. Marcus	Director	February 6, 2006

/s/ DUNCAN L. MATTESON Duncan L. Matteson	Director	February 6, 2006

/s/ GLEN MCLAUGHLIN Glen McLaughlin	Director	February 6, 2006

/s/ LINDA R. MEIER Linda R. Meier	Director	February 6, 2006

/s/ THOMAS E. RANDLETT Thomas E. Randlett	Director	February 6, 2006

/s/ DONALD H. SEILER Donald H. Seiler	Director	February 6, 2006

/s/ JAMES C. THOMPSON James C. Thompson	Director	February 6, 2006